UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CINCINNATI BELL INC.
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The following information was sent to certain employees of Cincinnati Bell Inc. on December 23, 2019.

Master Q&A

Strategic Rationale

1.   Why is Cincinnati Bell going private?

For shareholders: The agreement to be acquired by Brookfield Infrastructure provides a premium for our shareholders of 36% relative to the close on December 20, 2019, the last full trading day before this announcement, and an 84% premium relative to the 60-day volume weighted average price.

For employees and other stakeholders: This announcement represents an exciting new chapter for Cincinnati Bell, strengthening our financial position and enabling accelerated investment in our strategic products that are not presently available to Cincinnati Bell. This will equip us to drive growth and maximize value over the long term to the benefit of all Cincinnati Bell’s stakeholders. Brookfield Infrastructure provides strong industry expertise with a proven track record of investment in critical data service and infrastructure. Together with Brookfield Infrastructure, we will be better positioned to deliver next generation, integrated communications through an expanded fiber network, which we firmly believe is in the best interests of all our stakeholders. The financial, management, and other resources made available to Cincinnati Bell through the acquisition will enhance our networks and services to the benefit of our customers in Hawaii, Ohio, Kentucky, and Indiana, and across the nation.

2.   What are the advantages and disadvantages to going private?

Private-company status provides us with some new freedoms to execute against our long-term business strategy. While we are confident that we can be successful in either environment, some private company benefits include:
●  Increased focus on our expanding business operations and substantial availability of incremental capital not available to us as a public company; and
●  Elimination of the short-term public company and external pressures and distractions created during periods of market volatility.

3.   Why do this deal now? Is there a pressing imperative?

Our Board of Directors unanimously determined that the transaction with Brookfield Infrastructure is in the best interests of the Company, its shareholders, and customers. The agreement to be acquired by Brookfield Infrastructure provides a premium for our shareholders of 36% relative to the close on December 20, 2019, the last full trading day before this announcement, and an 84% premium relative to the 60-day volume weighted average price.

4.   When was the decision made to pursue this transaction?

A detailed description of the timeline and process will be included in our proxy statement that will be filed with the SEC.

5.	What opportunities does this deal create for Cincinnati Bell? How does this deal position the Company for future growth?

This agreement to be acquired by Brookfield Infrastructure represents an exciting opportunity to work with a collaborative team that has deep industry expertise and a proven track record of investment in critical data service and infrastructure. Importantly, this partnership will enable us to invest in our fiber network faster, driving growth and maximizing value over the long term to the benefit of all Cincinnati Bell’s stakeholders. The financial, management, and other resources made available to Cincinnati Bell through the acquisition will enhance our networks and services to the benefit of our customers in Hawaii, Ohio, Kentucky, and Indiana, and across the nation.

6.	How did the board select Brookfield Infrastructure as the acquirer?

A detailed description of the timeline and process will be included in our proxy statement that will be filed with the SEC.

7.	Is the board of directors soliciting alternative proposals?

No.  For more information, please see our merger agreement which will be filed with the SEC.

8.	Will you be divesting any assets as a result of this transaction?

We do not currently expect to divest assets as a result of this transaction.

Financial Rationale & Transaction Terms

9.	What are the terms of the transaction?

Cincinnati Bell has entered into a definitive agreement to be acquired by Brookfield Infrastructure for $10.50 in cash per share. The full terms of our definitive agreement will be disclosed in SEC filings.

10.  Why is this transaction compelling for Cincinnati Bell shareholders? How was the valuation determined and how does it compare with similar transactions in the industry?

The transaction, which was unanimously approved by Cincinnati Bell’s Board of Directors, is valued at $2.6 billion, including debt. This price represents a premium of 36% relative to the close on December 20, 2019, the last full trading day before this announcement, and an 84% premium relative to the 60-day volume weighted average price.

11.  Who is advising Cincinnati Bell?

Morgan Stanley and Moelis & Company LLC are acting as financial advisors and Cravath, Swaine & Moore LLP, Morgan, Lewis & Blockius LLP, and BosseLaw, PLLC are acting as legal advisors to Cincinnati Bell.

12.  When do you expect to close the transaction?

The transaction is expected to close by year-end 2020, subject to customary closing conditions, including receipt of shareholder and regulatory approvals.

13.  What are the principal approvals required to close?

The transaction is subject to certain closing conditions, including the approval of Cincinnati Bell’s shareholders and regulatory approvals.

14.  Is there a risk that this transaction might not close? What is the break-up fee?

Cincinnati Bell’s Board has unanimously approved the agreement, and we are confident we can meet the necessary closing conditions. The full terms of our definitive agreement will be disclosed in SEC filings.

Buyer-Related Questions

15.  Does Brookfield Infrastructure have experience in the telecommunications industry?

Brookfield Infrastructure Partners is a leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, energy and data infrastructure sectors across North and South America, Asia Pacific and Europe. It is the flagship listed infrastructure company of Brookfield Asset Management, a global alternative asset manager with over $500 billion of assets under management. Brookfield Infrastructure provides strong industry expertise with a proven track record of investment in critical data service and infrastructure. Over the past few years, the company has been focused on growing its data infrastructure business into a global portfolio of data transmission, distribution and storage assets. Currently, Brookfield Infrastructure owns and operates 50 data centers around the world (including 18 facilities in the U.S.), a leading integrated telecom operator in New Zealand and the largest, independent wireless infrastructure provider in France with over 7,000 multi-purpose towers and active rooftop sites. Across our businesses, we have over 20,000 km of backhaul and metro fiber and are executing a large fiber-to-the-home roll out that will cover over 700,000 homes in the next few years. Most recently, the business announced its acquisition of 130,000 strategically located communication towers in India, as well as a wireless data infrastructure provider in the U.K.

16.  What previous experience does Brookfield Infrastructure have in this type of transaction? Does it often buy out public companies?

Brookfield Infrastructure is the flagship listed infrastructure company of Brookfield Asset Management, a global alternative asset manager with over $500 billion of assets under management. Brookfield Infrastructure has significant expertise in transaction execution having deployed more than $35 billion across over 60 transactions since 2006. In fact, it has participated in five go-private transactions over the past ten years.

However, we don’t want to compare our decision to enter this partnership with that of other companies who have gone private. Instead we would rather highlight the considerable expertise Brookfield Infrastructure brings to our business, and our shared commitment to accelerating our investments, particularly by rapidly expanding our fiber network, enabling our business to drive significant growth over the long term.

17.  Who is leading the Brookfield Infrastructure team?

The Brookfield Infrastructure team has substantial management depth with 14 managing partners leading the group, who collectively have an average of 21 years of experience and 13 years at Brookfield. The broader team is made up of approximately 180 of corporate professionals and 32,000 operating employees. A number of senior members of the Brookfield Infrastructure team has had the opportunity to meet extensively. We look forward to introducing them when possible.

Employee and Customer Questions

18.  Why does this deal make sense? Why is Cincinnati Bell excited about today’s announcement?

The agreement to be acquired by Brookfield Infrastructure represents an exciting new opportunity, while also allowing us to focus on and better implement our strategy. This partnership will enable us to accelerate our investment in strategic products that are not presently available to Cincinnati Bell as a standalone Company, such as rapidly expanding our fiber network and expanding the scale of our IT support services business. This will equip us to drive growth and maximize value over the long term to the benefit of all Cincinnati Bell’s stakeholders.

19.  How will today’s announcement impact employees? Will it impact my job in any way?

The transaction announcement is all that has happened so far. Accordingly, until close (which is expected by year-end 2020), we do not anticipate employees will see any changes in their day-to-day responsibilities, compensation, benefits or management structures; simply put, we will continue to operate business-as-usual.

You have done outstanding work in building our company and today’s announcement represents clear recognition of that work. Our steadfast commitment to our customers comes first, and we will continue doing what’s right for the customer, and on living our commitment to make it simple, do it fast, and do it together.

20.  What does this mean from an investment standpoint?

Following the close of the transaction, Cincinnati Bell will cease to be a publicly traded company. Investors will no longer be able to invest in Cincinnati Bell via the New York Stock Exchange.

21.  Do you anticipate any future layoffs as a result of this transaction?

The transaction announcement is all that has happened so far. As the transaction has not closed and the integration has not kicked-off, it is simply premature to speculate on the implementation of any future strategy.

22.  Can you detail Brookfield Infrastructure’s go forward strategy for Cincinnati Bell?

The transaction announcement is all that has happened so far. As the transaction has not closed and the integration has not kicked-off, it is simply premature to speculate on Brookfield Infrastructure’s future strategy. We can share that Brookfield Infrastructure intends to invest in Cincinnati Bell in order to allow us more freedom to ramp up our investments.

23.  Will Cincinnati Bell’s current leadership team remain intact?

We expect that our leadership team will remain in place following the closing. With that said, every organization continuously assesses the performance of its employees to ensure that they are performing as expected and helping the business grow. That is no different than how we operate today.

24.  Can you tell me more about Brookfield Infrastructure?

Brookfield Infrastructure is one of the largest owners and operators of critical and diverse global infrastructure networks which facilitate the movement and storage of energy, water, freight, passengers and data. Brookfield Infrastructure provides strong industry expertise with a proven track record of investment in critical data service and infrastructure and we look forward to partnering with them to better compete in the markets we operate in and capitalize on the attractive opportunities ahead. The financial, management, and other resources made available to Cincinnati Bell through the acquisition will enhance our networks and services to the benefit of our customers in Hawaii, Ohio, Kentucky, and Indiana, and across the nation.

25.  What does it mean that Brookfield is an “infrastructure” fund?

Where PE funds typically invest in assets for a three to five-year time horizon, infrastructure funds typically invest in assets for the long term. Historically, Brookfield has invested and has deep operating expertise in the utilities, transport, energy and data infrastructure industries. Brookfield Infrastructure has a long-standing history as an owner and operator of its assets and takes an active approach in working with its portfolio company management to execute its business plans to drive long-term, steady returns.

26.  Who will be responsible for making the strategic and operational decisions going forward – Brookfield Infrastructure or Cincinnati Bell’s current senior leadership team?

Until the transaction closes it is business as usual. Following closing, Cincinnati Bell and Brookfield Infrastructure look forward to working together to execute against our strategy. We expect that our leadership team will remain in place and will work with Brookfield Infrastructure on the company’s strategy.

27.  Who can employees go to with questions?

Should you have any questions about today’s announcement, please reach out to your manager. We look forward to providing employees with updates as there is news to share.

28.  How will today’s announcement impact customers?

We do not anticipate that customers will see any changes as a result of this transaction. We look forward to providing customers with the same great service they have come to expect from Cincinnati Bell. Employees will be equipped with customer-facing materials as needed to communicate this effectively.

29.  Will the Cincinnati Bell’s service or offerings change as a result of the transaction?

While we do not anticipate that customers will see any service changes as a result of this transaction, we look forward to leveraging an expanded fiber network to deliver superior integrated offerings for our customers.

30.  What comes next?

This transaction is expected to close by year-end 2020. It is subject to certain closing conditions, including the approval by our shareholders, and regulatory approvals. We will keep you updated throughout the process.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cincinnati Bell by Brookfield Infrastructure.  In connection with the proposed acquisition, Cincinnati Bell intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including Cincinnati Bell’s proxy statement in preliminary and definitive form.  Shareholders of Cincinnati Bell are urged to read all relevant documents filed with the SEC, including Cincinnati Bell’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction.  Investors and shareholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Cincinnati Bell at investor.cincinnatibell.com or by directing a request to Cincinnati Bell’s Investor Relations Department at 1-800-345-6301 or investorrelations@cinbell.com.

Participants in the Solicitation

Cincinnati Bell and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Cincinnati Bell in favor of the proposed transaction.  Information about Cincinnati Bell’s directors and executive officers is set forth in Cincinnati Bell’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 22, 2019.  These documents may be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants which may, in some cases, be different than those of Cincinnati Bell’s shareholders generally, will also be included in Cincinnati Bell’s proxy statement relating to the proposed transaction, when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements in this communication contain forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements.  These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management.  Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” or variations of such words and similar expressions are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned that these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that the proposed merger with Brookfield Infrastructure may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with Brookfield Infrastructure by Cincinnati Bell’s shareholders; (iii) the possibility that competing offers or acquisition proposals for Cincinnati Bell will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction, including in circumstances which would require Cincinnati Bell to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the transaction on Cincinnati Bell’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Cincinnati Bell’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability and (ix) (A) those discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and, in particular, the risks discussed under the caption “Risk Factors” in Item 1A, and (B) those discussed in other documents Cincinnati Bell filed with the Securities and Exchange Commission.  Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no, and expressly disclaims any, obligation to revise or update any forward-looking statements for any reason, except as required by applicable law.